                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


        CERUS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Cerus Corporation.

        2. The corporation's original Certificate of Incorporation was filed with the Secretary of State on July 31, 1996.

        3. The Amended and Restated Certificate of Incorporation of this corporation, in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and by the stockholders of the corporation, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation by written consent.

        4. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

        IN WITNESS WHEREOF, Cerus Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Secretary this 6th day of February, 1997.



                                        /s/ Stephen T. Isaacs
                                        -------------------------------------
                                        STEPHEN T. ISAACS
                                        President and Chief Executive Officer

ATTEST:



/s/ Lori Roll
-------------------------------
LORI ROLL
Secretary


                                       1.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CERUS CORPORATION


                                       I.

        The name of this corporation is Cerus Corporation.


                                       II.

        The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the National Registered Agents, Inc.


                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                       IV.

        A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                       1.

                                       V.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A.

               1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

               2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be entered for a full-term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

               Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.


                                       2.

        B.

               1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors (the "Voting Stock"). The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

               2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

               3. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

               4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       VI.

        A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the


                                       3.

then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.


                                       4.

                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK
                              OF CERUS CORPORATION


        The undersigned, Stephen T. Isaacs, hereby certifies that:

        1. He is the duly elected and acting President and Secretary, respectively, of CERUS CORPORATION, a Delaware corporation (the "Company"). The date of filing of the Amended and Restated Certificate of Incorporation (the "Certificate") was February 7, 1997.

        2. The Board of Directors of the Company adopted the following recitals and resolutions as required by Section 151 of the General Company Law of the State of Delaware at a meeting held on June 30, 1998:

                WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

                WHEREAS, the Board of Directors of the Company is authorized by Section A of Article IV of the Certificate and, pursuant to its authority as aforesaid, desires to fix the terms of the first series of said Preferred Stock, the number of shares constituting said series and the designation of said series.

                NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to adopt, and hereby adopts, the following Certificate of Designation of Preferences of Series A Preferred Stock of the Company:

               SECTION 1. DESIGNATION. Five Thousand (5,000) shares of Preferred Stock, $0.001 par value, are designated "Series A Preferred Stock" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series A Preferred").

               SECTION 2. VOTING RIGHTS. The holders of shares of Series A Preferred shall not have any voting rights, except as provided in this Section 2 and as required under the General Corporation Law of Delaware. Without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred, voting as a separate class, the Company shall not effect any merger or consolidation in which the Company is not the surviving entity, or any merger, consolidation or other transaction in which the Company's Common Stock becomes no longer publicly traded (a "Covered Transaction"), unless the surviving entity in the Covered Transaction shall have provided for the benefit of the holders of Series A Preferred contractual rights (the "Contractual Rights") to receive (i) on the 15th day following the Approval Payment Date (as hereinafter defined) or the Termination Payment Date (as hereinafter defined), as the case may be, the consideration that the holders of Series A Preferred would have received in the Covered Transaction had the Series A Preferred been converted into Company Common Stock immediately prior to the effectuation or consummation of the Covered Transaction in accordance with the method of conversion used in Section 5(a)(1) or 5(a)(2), as the case may be, at one hundred twenty percent (120%) (in the case of an Approval Event (as hereinafter defined)), or at one hundred percent (100%) (in the case of


                                       1.

a Termination Event (as hereinafter defined)) of the closing price of the Company's Common Stock immediately prior to the Covered Transaction, (with any securities that would have been received as part of such consideration being adjusted for any stock splits, stock combinations and the like from the date of the Covered Transaction to the date of the Approval Event or the Termination Event, as the case may be) and (ii) any dividends or other distributions, or shares issued in any reclassification, exchange or substitution of securities or in any reorganization, merger or consolidation, that the Series A Preferred holders would have received from the date of the Covered Transaction to the date of the Approval Event or Termination Event, as the case may be, in respect of the securities, if any, that holders of the Series A Preferred would have received in the Covered Transaction as set forth in (i) above; provided that the Contractual Rights shall be subject to a right by the surviving entity to repurchase, and upon a Termination Event, a right of the holders of a majority of the outstanding shares of the Series A Preferred to require the repurchase of, the Contractual Rights in the same manner, at the same times and at the same price as the Company's right to redeem the Series A Preferred pursuant to
Section 4 below.

               SECTION 3. LIQUIDATION RIGHTS.

                      (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company, before any payment or distribution of assets of the Company (whether capital or surplus) shall be made to or set aside for the holders of Common Stock and after and subordinate to any other class or series of Preferred Stock, an amount per share of Series A Preferred equal to the "Original Issue Price." The Original Issue Price of the Series A Preferred shall be One Thousand Dollars ($1,000.00). If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full under this Section 3(a) to all holders of Series A Preferred, then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full stated amounts to which they would otherwise be respectively entitled under this Section 3(a).

                      (b) The following events shall not be considered a liquidation, dissolution or winding up under this Section 3:

                           (1) any consolidation or merger of the Company with
or into any other corporation or other entity or person, or any other corporate reorganization or other transaction or series of transactions resulting in a change in ownership of the outstanding securities of the Company; or

                           (2) a sale, lease or other disposition of all or any
part of the assets of the Company.

               SECTION 4. REDEMPTION.

                      (a) Upon (i) the approval of a new drug application (NDA) or pre-market approval (PMA) or equivalent by the United States Food and Drug Administration under the Development, Manufacturing and Marketing Agreement dated as of December 10, 1993 between the Company and Baxter Healthcare Corporation, as amended from time to time (the "Platelet Agreement") or (ii) CE Mark approval in Europe under the Platelet Agreement (either,


                                       2.

an "Approval Event"), the Company shall have the right to redeem all or any portion of the Series A Preferred at the Original Issue Price.

                      (b) Upon the termination for any reason of the Platelet Agreement or upon cessation for any reason of the Cooperative Development Work (as such term is defined in the Platelet Agreement) (either, a "Termination Event"), the Company shall have the right, and the holders of a majority of the outstanding shares of Series A Preferred shall have the right to require the Company, to redeem all, but not less than all, the Series A Preferred at the Original Issue Price.

                      (c) Immediately prior to consummation of a Covered Transaction, the Company shall have the right to redeem all, but not less than all, shares of Series A Preferred Stock then outstanding at the Original Issue Price.

                      (d) In the event the Company desires to redeem the Series A Preferred pursuant to Section 4(a), the Company shall, within ten (10) days after the Approval Payment Date (as defined below), send a notice to the Series A Preferred holders notifying the holders of redemption and setting forth the number of shares of Series A Preferred to be redeemed and the total amount to be paid for the shares of Series A Preferred being redeemed (the "Redemption Price"). If, at the time of any redemption pursuant to Section 4(a) for less than all of the Series A Preferred, there shall be more than one holder of the Series A Preferred, such redemption shall be made pro rata among the holders of the Series A Preferred in proportion to the number of shares of Series A Preferred held by each such holder. The "Approval Payment Date" means the date on which the Company receives payment of the amount payable to it under Section
4.3 of the Platelet Agreement

                      (e) In the event the Company or the holders of a majority of the outstanding shares of the Series A Preferred desires to have the Series A Preferred redeemed pursuant to Section 4(b) above, the Company or the Series A Preferred holders shall, within ten (10) days after the Termination Payment Date (as defined below), send a notice to the Company or the Series A Preferred holders, as the case may be, stating that the Series A Preferred shall be redeemed pursuant to this subsection (e). The amount to be paid for the Series A Preferred being redeemed shall also be referred to as the "Redemption Price." The "Termination Payment Date" means the date on which the Company receives payment of the amount payable to it under Section 13.4 of the Platelet Agreement.

                      (f) In the event the Company desires to have the Series A Preferred redeemed pursuant to Section 4(c) above, the Company shall, not less than ten (10) days before the date of consummation of the Covered Transaction, send a notice to the Series A Preferred holders indicating that the Series A Preferred shall be redeemed pursuant to this subsection (f). The amount to be paid for the Series A Preferred being redeemed shall also be referred to as the "Redemption Price."

                      (g) Within five (5) days after receipt of a redemption notice from the Company or within five (5) days after the sending of a redemption notice to the Company pursuant to Section 4(d), Section 4(e) or
Section 4(f) above, as the case may be, the Series A Preferred holders shall surrender that number of Series A Preferred share certificates set forth in a redemption notice by the Company, in the case of redemption pursuant to Section 4(a) above,


                                       3.

or all Series A Preferred share certificates, in the case of redemption pursuant to Section 4(b) or Section 4(c) above, at the principal executive office of the Company, and thereupon the Redemption Price shall be payable, in cash by wire transfer or certified check, to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. Notwithstanding the foregoing, the Redemption Price payable upon a redemption in connection with a Covered Transaction will be payable, and the share certificates for the Series A Preferred shall be canceled, only upon consummation of the Covered Transaction. If the Company does not have sufficient funds legally available to redeem all shares to be redeemed pursuant to this Section 4, then it shall use those funds which are legally available to redeem the maximum possible number of such shares pro rata among the holders of the Series A Preferred Stock. At any time thereafter when funds of the Company are legally available for the redemption of shares of Series A Preferred, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem pursuant to this Section 4 but which it has not redeemed. In the event that a redemption notice is given pursuant to Section 4(f) above in connection with an impending Covered Transaction, and the Covered Transaction is later terminated without being consummated, the Company will so notify the holders of the Series A Preferred Stock, and the redemption notice and redemption will be deemed rescinded and any tendered share certificates will be returned to the holders of the Series A Preferred, with the same effect as if such redemption notice had not been given.

               SECTION 5. CONVERSION RIGHTS. The following provisions shall apply with respect to the conversion of the Series A Preferred into shares of Common Stock:

                      (a) CONVERSION.

                           (1) Subject to Section 5(a)(3) below, upon the
occurrence of an Approval Event, if a notice of redemption of the Series A Preferred has not been sent by the Company pursuant to Section 4(d) above, each share of Series A Preferred shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock equal to the Original Issue Price divided by one hundred twenty percent (120%) of the average closing price of the Common Stock, as reported in The Wall Street Journal, for the thirty (30) trading days prior to and including the trading day immediately prior to the Approval Event. The date on which such conversion shall occur shall be the 15th day following the Approval Payment Date.

                           (2) Subject to Section 5(a)(3) below, upon the
occurrence of a Termination Event, if a redemption notice has not been sent by the Company or the holder of the Series A Preferred pursuant to Section 4(e) above, each share of Series A Preferred shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock equal to the Original Issue Price divided by the average closing price of the Common Stock, as reported in The Wall Street Journal, for the thirty (30) trading days commencing with the fifteenth (15th) trading day prior to the Termination Event. The date on which such conversion shall occur shall be the 15th day following the Termination Payment Date.

                           (3) Notwithstanding anything contained in this
Section 5 to the contrary, the Series A Preferred shall not convert, and no shares of Common Stock shall be issued by the Company thereby, unless and until the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), have been complied with, and any waiting period under the HSR Act applicable to the conversion of the


                                       4.

Series A Preferred has expired or been terminated and any approvals required thereunder have been obtained.

                           (4) Upon the conversion of the Series A Preferred
pursuant to this Section 5, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred.

                           (5) Notwithstanding anything contained in this
Section 5 to the contrary, in the event that the approval of the Company's stockholders is required pursuant to Rule 4460(i) of the Nasdaq Stock Market ("Rule 4460(i)") prior to the issuance of any of the shares of Common Stock issuable upon conversion of the Series A Preferred, the Company shall obtain such approval by the applicable conversion date under Section 5(a)(i) or 5(a)(2) hereof. In the event such approval is not obtained by the applicable conversion date, the Company shall, in accordance with Section 4 hereof, redeem any shares of Series A Preferred that would be convertible into shares of Common Stock in excess of the limitation specified in Rule 4460(i).

                      (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).


                      (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


                                       5.

                      (d) NOTICES. Any notice required by the provisions of this
Section 5 to be given to the holders of shares of the Series A Preferred shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, and addressed to each holder of record at the address of such holder appearing on the books of the Company.

                      (e) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

               SECTION 6. NOTICES OF RECORD. Upon any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or upon any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or any shareholders' meeting to approve the terms thereof, the Company shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date of the shareholders meeting to approve the terms thereof, if applicable, (iii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iv) the material terms thereof.

               SECTION 7. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

               SECTION 8. RESTRICTION ON TRANSFER. Neither the shares of Series A Preferred nor any right to receive redemption payments, nor any Contractual Rights, shall be assigned, transferred, hypothecated or otherwise alienated by the holder thereof without the prior written consent of the Company, except (i) in connection with, and to the transferee of, all or substantially all of the business and assets of such holder, or (ii) to a direct or indirect wholly owned subsidiary of Baxter International, Inc. Any such attempted action shall be null and void. The foregoing restriction shall not apply to any Common Stock issued on conversion of the Preferred Stock.

               SECTION 9. CANCELLATION OF PREFERRED STOCK. Upon the effectuation or consummation of any Covered Transaction pursuant to which the holders of the Series A Preferred receive the Contractual Rights, the Series A Preferred shall be canceled.


                                       6.

        3. The authorized number of shares of Preferred Stock of this Company is five million (5,000,000), none of which has been issued.

IN WITNESS WHEREOF, this Company has caused this Certificate to be signed by its duly authorized officer this 6th day of July, 1998.


                                      CERUS CORPORATION



                                      By:   /s/ Stephen T. Isaacs
                                        -------------------------------
                                        Stephen T. Isaacs
                                        President


                          CERTIFICATES OF DESIGNATION
                               SERIES A PREFERRED

                           CERTIFICATE OF DESIGNATION
                           OF SERIES B PREFERRED STOCK
                              OF CERUS CORPORATION


        The undersigned, Robert E. Miller, hereby certifies that:

        1. He is the duly elected and acting Chief Financial Officer of CERUS CORPORATION, a Delaware corporation (the "Company"). The date of filing of the Amended and Restated Certificate of Incorporation (the "Certificate") was February 7, 1997.

        2. The Board of Directors of the Company adopted the following recitals and resolutions as required by Section 151 of the General Company Law of the State of Delaware by unanimous written consent dated June 30, 1998:

                WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

                WHEREAS, the Board of Directors of the Company is authorized by Section A of Article IV of the Certificate and, pursuant to its authority as aforesaid, desires to fix the terms of the second series of said Preferred Stock, the number of shares constituting said series and the designation of said series.

                NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to adopt, and hereby adopts, the following Certificate of Designation of Preferences of Series B Preferred Stock of the Company:

               SECTION 1. DESIGNATION. Three thousand three hundred twenty-seven (3,327) shares of Preferred Stock, $0.001 par value, are designated "Series B Preferred Stock" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series B Preferred").

               SECTION 2. VOTING RIGHTS. The holders of shares of Series B Preferred shall not have any voting rights, except as provided in Section 2,
Section 3(c)(1)(C), Section 3(c)(2) hereof, and as required under the General Corporation Law of Delaware. Without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, the Company shall not authorize or issue shares of any class or series of stock, or reclassify any class or series of stock, including without limitation, the Company's Common Stock, into shares having preference or priority over the Series B Preferred as to voting, liquidation preference or conversion rights.

               SECTION 3. LIQUIDATION RIGHTS.

                      (a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of assets of the Company (whether capital or surplus) shall be made to or set aside for the holders of Common Stock, Series A Preferred Stock, or any other class or series of stock ranking junior to the Series B Preferred with respect to liquidation preference, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series B Preferred equal to the "Original Issue Price." The Original Issue Price of the Series B Preferred shall be Two Thousand Eight Hundred Fifty-Four Dollars Seventy-Nine and Three Tenths Cents ($2,854.793). If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full under this Section 3(a) to all holders of Series B Preferred, then such assets shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full stated amounts to which they would otherwise be respectively entitled under this
Section 3(a).

                      (b) The following events shall be considered a liquidation, dissolution or winding up under this Section 3:

                           (1) any consolidation or merger of the Company with
or into any other corporation or other entity or person in which the Company is not the surviving entity, or any other consolidation, merger, corporate reorganization or other transaction or series of transactions pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger, reorganization or other transaction or series of transactions fail to hold equity securities representing a majority of the voting power of the surviving entity immediately following such consolidation, merger or reorganization or any transaction or series of related transactions; or

                           (2) a sale, lease or other disposition of all or
substantially all of the assets of the Company.

                      (c) Any securities to be delivered to the holders of the Series B Preferred pursuant to a transaction treated as a liquidation shall be valued as follows:

                           (1) Securities not subject to investment letter or
other similar restrictions on free marketability:

                                (A) If traded on a national securities exchange
or the National Market System of the National Association of Securities Dealers, Inc. (the "NMS"), the value shall be deemed to be the average of the security's closing prices on such exchange or the NMS over the thirty (30) day period ending three (3) days prior to the closing;

                                (B) If traded over-the-counter (but not on the
NMS), the value shall be deemed to be the average of the mean of the closing bid and ask prices over the thirty (30) day period ending three (3) days prior to the closing; or

                                (C) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the Board of Directors of the Company and the holders of a majority of the outstanding Series B Preferred, voting together as a single class.

                           (2) The method of valuation of securities subject to
investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Sections 3(c)(1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of the Company and


                                       2.

the holders of not less than a majority of the outstanding Series B Preferred, voting together as a single class.

               SECTION 4. REDEMPTION.

                      (a) The Company may elect to redeem all, but not less than all, of the outstanding Series B Preferred at the Original Issue Price at any time, from funds legally available for redemption. Without limiting the foregoing, the Company shall have the right to redeem the outstanding Series B Preferred within thirty (30) days after receipt of a Conversion Notice (as defined below). Any redemption pursuant to this Section 4(b) shall be for all shares of Series B Preferred then outstanding. In the event the Company desires to redeem the Series B Preferred pursuant to this subsection (b), the Company shall send a notice to the Series B Preferred holder stating that the Series B Preferred shall be redeemed pursuant to this subsection (b); provided that, if such notice is in response to a Conversion Notice, the notice must be sent within thirty (30) days of receipt of the Conversion Notice. The amount to be paid for the Series B Preferred being redeemed shall be referred to as the "Redemption Price."

                      (b) Within five (5) days after receipt of a redemption notice from the Company pursuant to Section 4(a) above, the Series B Preferred holders shall surrender all Series B Preferred share certificates at the principal executive office of the Company, and thereupon the Redemption Price shall be payable, in cash to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If the Company does not have sufficient funds legally available to redeem all shares to be redeemed pursuant to this Section 4, then it shall use those funds which are legally available to redeem the maximum possible number of such shares pro rata among the holders of the Series B Preferred Stock. At any time thereafter when funds of the Company are legally available for the redemption of shares of Series B Preferred, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem pursuant to this Section 4 but which it has not redeemed.

               SECTION 5. CONVERSION RIGHTS. The following provisions shall apply with respect to the conversion of the Series B Preferred into shares of Common Stock:

                      (a) OPTIONAL CONVERSION.

                           (1) At any time after the one-year anniversary of the
date of issuance of the Series B Preferred, each share of Series B Preferred may, at the option of the holder, be converted at any time into that number of fully paid and nonassessable shares of Common Stock equal to the Original Issue Price divided by the Conversion Price (as defined below), subject to the Company's right to redeem the Series B Preferred pursuant to Section 4(a) above. The conversion price for the Series B Preferred shall initially be equal to the Original Issue Price divided by 100 (the "Conversion Price"). Such initial Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

                           (2) Notwithstanding anything contained in this
Section 5 to the contrary, the Series B Preferred shall not convert, and no shares of Common Stock shall be issued by the Company thereby, unless and until the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), have been


                                       3.

complied with, and any waiting period under the HSR Act applicable to the conversion of the Series B Preferred has expired or been terminated and any approvals required thereunder have been obtained.

                           (3) Before any holder of Series B Preferred shall be
entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive office of the Company or its transfer agent for such stock, and shall give written notice to the corporation at such office that such holder elects to convert the Series B Preferred and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued (the "Conversion Notice"). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred at the holder's address as set forth on the Company's records, or such other address as the holder shall have furnished to the Company in writing, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.


                           (4) Notwithstanding anything contained in this
Section 5 to the contrary, in the event that the approval of the Company's stockholders is required pursuant to Rule 4460(i) of the Nasdaq Stock Market prior to the issuance of any of the shares of Common Stock issuable upon conversion of the Series B Preferred, the Company shall obtain such approval by the conversion date under Section 5(a)(1) hereof. In the event such approval is not obtained, the Company shall, in accordance with Section 4 hereof, redeem any shares of Series B Preferred that would be convertible into shares of Common Stock in excess of the limitation specified in Rule 4460(i).


                      (b) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding Common Stock, the Conversion Price for the Series B Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series B Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 5(b) shall become effective at the close of business on the date the split, subdivision or combination becomes effective.

                      (c) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for the Series B Preferred that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such


                                       4.

record date, by multiplying the Conversion Price then in effect by a fraction
(i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(c) to reflect the actual payment of such dividend or distribution or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock.

                      (d) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event for purposes of this subsection 5(d), provision shall be made so that the holders of the Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Preferred been converted into Common Stock as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred or with respect to such other securities by their terms.

                      (e) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in Section 3), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to or as of such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after such recapitalization, reclassification or change to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.


                                       5.

                      (f) REORGANIZATIONS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5 or in Section 3), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Company or otherwise to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                      (g) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                      (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                      (i) NOTICES. Any notice required by the provisions of this
Section 5 to be given to the holders of shares of the Series B Preferred shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, and addressed to each holder of record at the address of such holder appearing on the books of the Company.

                      (j) PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred so converted were registered.

                      (k) NO DILUTION OR IMPAIRMENT. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation,


                                       6.

merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred against dilution or other impairment.

               SECTION 6. NOTICES OF RECORD. Upon any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or upon any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or any shareholders' meeting to approve the terms thereof, the Company shall mail to each holder of Series B Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date of the shareholders meeting to approve the terms thereof, if applicable, (iii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iv) the material terms thereof.

               SECTION 7. NO REISSUANCE OF SERIES B PREFERRED STOCK. No share or shares of Series B Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

               SECTION 8. RESTRICTION ON TRANSFER. Neither the shares of Series B Preferred nor any right to receive redemption payments shall be assigned, transferred, hypothecated or otherwise alienated by the holder thereof without the prior written consent of the Company, except (i) in connection with, and to the transferee of, all or substantially all of the business and assets of such holder, or (ii) to a direct or indirect wholly owned subsidiary of Baxter International Inc. Any such attempted action shall be null and void. The foregoing restriction shall not apply to any Common Stock issued on conversion of the Series B Preferred.

The authorized number of shares of Preferred Stock of this Company is five million (5,000,000), of which 5,000 shares designated as Series A Preferred Stock are issued and outstanding.


                                       7.

        IN WITNESS WHEREOF, this Company has caused this Certificate to be signed by its duly authorized officer this 2nd day of March, 1999.

                                       CERUS CORPORATION



                                       By:   /s/ Robert E. Miller
                                          -------------------------------
                                          Robert E. Miller
                                          Chief Financial Officer



                           CERTIFICATE OF DESIGNATION
                               SERIES B PREFERRED

                           CERTIFICATE OF DESIGNATION

                                       OF

                  SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

                         (PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

        CERUS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 3, 1999:

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:

Series C Junior Participating Preferred Stock:

        SECTION 1. DESIGNATION AND AMOUNT. Two hundred fifty thousand (250,000) shares of Preferred Stock, $.001 par value, are designated "Series C Junior Participating Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Junior Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

                                       1.

        SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear


                                       2.

interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        SECTION 3. VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                (C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        SECTION 4. CERTAIN RESTRICTIONS.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

                        (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                        (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior


                                       3.

Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                        (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        SECTION 5. REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of


                                       4.

the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        SECTION 8. NO REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable.

        SECTION 9. RANK. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock (including the Company's Series A Preferred Stock notwithstanding any provisions of the Certificate of Designation of Series A Preferred Stock of the Company to the contrary).

        SECTION 10. AMENDMENT. The Amended and Restated Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.


                                       5.

        IN WITNESS WHEREOF, the undersigned have executed this certificate as of November 3, 1999.
                                            /s/ STEPHEN T. ISAACS
                                            ------------------------------------
                                            STEPHEN T. ISAACS
                                            PRESIDENT AND CEO

                                            /s/ LORI ROLL
                                            ------------------------------------
                                            LORI ROLL
                                            SECRETARY


                                       6.